Exhibit 4.40

Second Supplemental Letter of Agreement

July 15, 2004

NetEase.com, Inc.

c/o Suite 1901, Tower E3

The Towers, Oriental Plaza

Dong Cheng District

Beijing 100738

People’s Republic of China

Attention: Board of Directors

Dear Sirs:

The undersigned, William Lei Ding, Bo Ding and Jun Liang acknowledge that (1) William Lei Ding and Bo Ding executed a Letter of Agreement (the “Letter Agreement”) which is addressed to and was accepted by NetEase.com, Inc. (“NetEase”) on June 6, 2000; and (2) William Lei Ding, Bo Ding and Jun Liang executed a Supplemental Letter of Agreement which is addressed to and was accepted by NetEase on May 17, 2004.

William Lei Ding, Bo Ding, and Jun Liang, being the shareholders of Guangzhou Ling Yi Electronic Technology Co., Ltd. (“GZ Ling Yi”), and GZ Ling Yi have entered into certain arrangements with NetEase and/or NetEase Information Technology (Beijing) Co., Ltd. (“NetEase Beijing”). The undersigned hereby agree to have this Second Supplement Letter Agreement as follows:

1.	The scope of the NetEase Agreements as described in the Letter Agreement shall be amended to include all agreements to which NetEase or NetEase Beijing is a party on the one hand and GZ Ling Yi and/or any or all of the undersigned on the other hand.

2.	In the event that any change to be made to any NetEase Agreement requires a vote by the shareholders of GZ Ling Yi, William Lei Ding, Bo Ding and Jun Liang shall vote in such capacity as the shareholders of GZ Ling Yi in accordance with the Board’s instructions.

3.	All terms used in this Second Supplemental Letter Agreement shall have the same meanings as defined in the Letter Agreement.

4.	All terms and conditions of the Letter Agreement other than those that have been amended by this Second Supplemental Letter Agreement shall remain unchanged. This Second Supplemental Letter Agreement, upon being signed by all undersigned, shall form an integral part of the Letter Agreement.

Yours faithfully,

WILLIAM LEI DING

By:
Name:	William Lei Ding

BO DING

By:
Name:	Bo Ding

JUN LIANG

By:
Name:	Jun Liang

Agreed and accepted by:

NETEASE.COM, INC.

By:
Name:
Title:

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